EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 9, 2003

Re: Form 8-K

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K, dated April 9, 2003, of CACTUS NEW MEDIA I, INC. (Commission File Number 0-30621) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Sincerely,



KAUFMAN, ROSSIN & CO.